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                                                                    EXHIBIT 23.4





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, to be filed on or around August 6, 1998, of our report dated January 31, 1996, on the Consolidated
Financial Statements of UUNET Technologies, Inc. included in WorldCom Inc.'s Current Report on Form 8-K dated August 25, 1996, as amended by Form 8-K/A filed on November 4, 1996, and to all references to our Firm included in this registration statement.


                                                             ARTHUR ANDERSEN LLP


Washington, D.C.,
August 6, 1998.